PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS FOURTH QUARTER AND
FULL-YEAR 2012 FINANCIAL RESULTS

Red Bank, NJ – March 28, 2013 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three and twelve months ended December 31, 2012. On February 13, 2013, the Company completed its initial public offering (“IPO”) selling 5,650,000 shares of its common stock at a price of $21.25 per share resulting in net proceeds of $118.9 million. Accordingly, the Company’s results for the quarter and year ended December 31, 2012 may not be representative of results in future periods.

FOURTH QUARTER AND FULL YEAR 2012 HIGHLIGHTS

  Adjusted net income for the fourth quarter ended December 31, 2012 of $4.5 million; excluding one-time reclassification of $1.8 million, primarily related to $1.6 million of dividends paid on 515,035 shares of common stock that were subject to repurchase in January 2013
  Adjusted results are slightly above net income range of $4.1 to $4.3 million as estimated in the Company’s prospectus for its IPO
  GAAP net income of $2.6 million, including one-time reclassification of $1.8 million, for the 2012 fourth quarter

  Core Earnings of $1.5 million, or $0.67 per weighted average share outstanding, for the 2012 fourth quarter and $5.7 million, or $2.04 per weighted average share outstanding, for the full-year ended December 31, 2012

  Book value per share of common stock of $21.68 as of December 31, 2012

  $170.7 million residential mortgage-backed securities (“RMBS”) portfolio with a fair value as of December 31, 2012 consisting of:
  $69.8 million Agency RMBS

  $100.9 million non-Agency RMBS

  1.78x leverage ratio as of December 31, 2012

  Agency RMBS Constant Prepayment Rate (“CPR”) three and six-month averages for the period ended December 31, 2012 were 5.7% and 5.6%, respectively

  Non-Agency RMBS CPR three and six-month averages for the period ended December 31, 2012 were 18.8% and 18.6%, respectively

“We are pleased to report our fourth quarter 2012 results. Since the completion of our successful IPO in February 2013, we have fully deployed the proceeds we received in both Agency and non-Agency RMBS and are on track to complete our target portfolio allocations, including whole loans, within our anticipated timeframe. In March 2013, we funded our first whole loan purchase of approximately $10.8 million in investment proceeds. We continue to find interesting opportunities in the market through our detailed approach to asset selection,” commented Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “The market for non-Agency RMBS continues to improve as home price expectations increase, interest rates remain at historically low levels and mortgage default rates continue to drop.”

Fourth Quarter 2012 Results

ZAIS Financial reported GAAP net income for the quarter ended December 31, 2012 of $2.6 million. Adjusted net income of $4.5 million excludes a one-time reclassification of $1.8 million, primarily related to $1.6 million of dividends reclassified to interest cost on common stock repurchase liability. The $1.6 million of dividends paid related to 515,035 shares of common stock that were subject to repurchase in January 2013. The remaining $0.2 million of the reclassification related to the increase in the value of the common stock repurchase liability from the initial measurement at September 30, 2012. The adjusted net income of $4.5 million is slightly above the net income range of $4.1 to $4.3 million for the quarter ended December 31, 2012 as estimated in the Company’s prospectus for its IPO.

At December 31, 2012, 515,035 shares of the Company’s common stock were subject to repurchase in January 2013 from an institutional stockholder, representing $11.2 million in common stock repurchase liability in the 2012 consolidated balance sheet. In January 2013, the agreement to repurchase the common stock from the stockholder was modified to provide for the repurchase of 265,245 shares. The remaining 249,790 shares that were not repurchased were transferred to an affiliate of the stockholder. As a result, $5.4 million of the common stock repurchase liability was reclassified back to stockholders’ equity.

For the fourth quarter ended December 31, 2012, the Company reported Core Earnings of $1.5 million, or $0.67 per weighted average share outstanding, and Core Earnings of $5.7 million, or $2.04 per weighted average share outstanding for the full-year ended December 31, 2012. Adjusted net income and Core Earnings are non-GAAP financial measures; please refer to “Use of Non-GAAP Financial Information” later in this press release for further discussion of non-GAAP measures.

The December 31, 2012 book value per share of $21.68 decreased from the September 30, 2012 book value per share of $24.29 primarily as a result of the payment of $8.9 million in dividends during the fourth quarter of 2012.

Full Year 2012 Results

The Company earned interest income of $9.4 million for year ended December 31, 2012, representing interest earned on its assets. The Company incurred interest expense of $1.4 million for this period related to borrowings from repurchase agreements. As of December 31, 2012, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 2.3% for Agency RMBS and 5.5% for non-Agency RMBS.

The Company incurred professional fees of $1.2 million for the year ended December 31, 2012, which are primarily related to legal fees, audit fees and consulting fees. Pursuant to the terms of the Investment Advisory Agreement, during this period the Advisor, ZAIS REIT Management, LLC, earned an advisory fee equal to 1.5% per annum of the Company’s Net Asset Value (as defined in the Investment Advisory Agreement), calculated and payable (in cash) quarterly in arrears. This fee, which was recorded as an advisory fee expense to a related party, totaled $0.9 million for the year ended December 31, 2012.

PORTFOLIO SUMMARY

As of December 31, 2012, the Company held a diversified portfolio of RMBS with an estimated fair market value of $170.7 million, consisting primarily of senior tranches of non-Agency RMBS that were originally highly rated but subsequently downgraded, and Agency RMBS collateralized by either fixed rate loans or adjustable rate mortgages. The borrowings the Company used to fund the purchase of its portfolio totaled approximately $116.1 million as of December 31, 2012 under three master repurchase agreements.

The following table summarizes the Company's investment portfolio as of December 31, 2012:

	Current	Premium	Amortized	Gross Unrealized (1)		Fair	Weighted Average
	Principal Balance	(Discount)	Cost	Gains	Losses	Value	Coupon	Yield (2)
Real estate securities
Agency RMBS
30-year adjustable rate mortgage	$3,083,892	$351,047	$3,434,939	$-	$(194,609)	$3,240,330	2.84%	2.28%
30-year fixed rate mortgage	61,034,333	3,056,889	64,091,222	2,442,401	(13,921)	66,519,702	3.82	3.44
Non-Agency RMBS
Alternative - A	38,549,827	(8,606,689)	29,943,138	3,436,729	-	33,379,867	5.69	7.95
Pay option adjustable rate	1,249,426	(378,803)	870,623	95,221	-	965,844	1.19	8.67
Prime	64,978,647	(8,074,525)	56,904,122	5,668,301	(2,298)	62,570,125	5.79	7.34
Subprime	4,419,732	(825,131)	3,594,601	401,214	-	3,995,815	0.98	9.10

Total RMBS	$173,315,857	$(14,477,212)	$158,838,645	$12,043,866	$(210,828)	$170,671,683	4.81%	5.89%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its RMBS. Net change in unrealized gain/loss of $17.8 million is recognized in earnings as change in unrealized gain/loss on real estate securities in the consolidated statement of operations for the year ended December 31, 2012.
(2)	Unlevered yield.

During the year ended December 31, 2012, the Company acquired Agency RMBS with a principal balance of $34.0 million for $35.6 million and non-Agency RMBS with a principal balance of $78.6 million for $68.7 million. During the same period, the Company sold non-Agency RMBS for $42.6 million in net proceeds and Agency RMBS for $31.6 million in net proceeds, and recognized a net realized loss of $0.2 million. The fair market values of the Company’s Agency RMBS and non-Agency RMBS at December 31, 2012 were $69.8 million and $100.9 million, respectively.

The three-month average and the six-month average CPR for the period ended December 31, 2012 of the Company’s Agency RMBS were 5.7% and 5.6%, respectively. For the Company’s non-Agency RMBS, the three-month average and six-month average CPR for the period ended December 31, 2012 were 18.8% and 18.6%, respectively. The non-Agency RMBS CPR includes both voluntary and involuntary prepayments.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2012, the Company had repurchase agreements outstanding of $116.1 million, resulting in a leverage ratio of 1.78x. These agreements are secured by a portion of the Company’s Agency RMBS and non-Agency RMBS and bear interest at rates that have historically moved in close relationship to LIBOR.

As of December 31, 2012, the Company had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $32.6 million of borrowings under its repurchase agreements as of December 31, 2012.

INVESTOR CONFERENCE CALL

Management will host a conference call today at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (480) 629-9818. A replay of the conference call will be available through Thursday April 4, 2013, by dialing (303) 590-3030 and entering the confirmation number, 4606956.

The live broadcast of the ZAIS Financial Corp. quarterly conference call will be available online at the Company's web site, www.zaisfinancial.com on Thursday March 28, 2013, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including adjusted net income and Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on real estate securities, realized gains or losses on real estate securities, gains or losses on derivative instruments, and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because adjusted net income and Core Earnings are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of adjusted net income and Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP with adjusted net income and Core Earnings for the three months ended December 31, 2012 and for the year ended December 31, 2012, respectively:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
AND CORE EARNINGS

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
	(unaudited)	(unaudited)
Net income - GAAP	$2,645,911	$20,265,597
One-time adjustments for non-core earnings:
Dividends paid - reported as interest on common stock repurchase liability	1,560,556	1,560,556
Increase in value of common stock repurchase liability - reported as
interest on common stock repurchase liability	266,794	266,794
Net income as adjusted for interest on common stock repurchase liability - Non-GAAP	4,473,261	22,092,947

Recurring adjustments for non-core earnings:
Change in unrealized gain on real estate securities	(2,130,448)	(17,793,339)
Realized (gain)/loss on real estate securities	(915,581)	186,487
Loss on derivative instruments	52,586	1,171,219

Core Earnings	$1,479,818	$5,657,314

Core Earnings - per weighted average share outstanding	$0.67	$2.04

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a Maryland corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with its taxable year ended December 31, 2011. The Company invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's prospectus for the Company's initial public offering filed with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	December 31, 2012	December 31, 2011
Assets	(unaudited)
Cash	$19,061,110	$6,326,724
Restricted cash	3,768,151	1,715,211
Real estate securities, at fair value - $133,538,998 and $115,589,036 pledged as collateral, respectively	170,671,683	145,971,111
Receivable for real estate securities sold	6,801,398	-
Other assets	1,345,665	92,148
Total assets	$201,648,007	$154,105,194
Liabilities
Repurchase agreements	$116,080,467	$97,597,010
Common stock repurchase liability (515,035 common shares)	11,190,687	-
Payable for real estate securities purchased	6,195,767	-
Accounts payable and other liabilities	1,820,581	871,060
Derivative instruments	1,144,744	254,302
Accrued interest payable	74,966	64,948
Total liabilities	136,507,212	98,787,320

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; 133 shares and zero shares issued and outstanding, respectively	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
2,586,131 shares issued and 2,071,096 shares outstanding, and
3,022,617 shares issued and 3,022,617 shares outstanding, respectively	207	302
Additional paid-in capital	39,759,770	60,452,038
Retained earnings / (accumulated deficit)	5,281,941	(5,134,466)
Total ZAIS Financial Corp. stockholders' equity	45,041,918	55,317,874
Non-controlling interests in operating partnership	20,098,877	-
Total stockholders' equity	65,140,795	55,317,874
Total liabilities and stockholders' equity	$201,648,007	$154,105,194

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in United States Dollars)				Period from
	Three Months Ended	Three Months Ended	Year Ended	July 29, 2011 (Inception)
	December 31, 2012	December 31, 2011	December 31, 2012	to December 31, 2011
	(unaudited)	(unaudited)	(unaudited)
Interest income
Real estate securities	$2,181,801	$2,502,623	$9,398,319	$3,617,753
Total interest income	2,181,801	2,502,623	9,398,319	3,617,753
Interest expense
Repurchase agreements	343,562	219,356	1,387,451	295,433
Total interest expense	343,562	219,356	1,387,451	295,433
Net interest income	1,838,239	2,283,267	8,010,868	3,322,320
Other gain / (loss)
Change in unrealized gain/(loss) on
real estate securities	2,130,448	(1,466,739)	17,793,339	(5,960,301)
Realized gain/(loss) on real estate securities	915,581	(1,481,921)	(186,487)	(1,481,921)
Loss on derivative instruments	(52,586)	(198,860)	(1,171,219)	(235,599)
Total other gain/(loss)	2,993,443	(3,147,520)	16,435,633	(7,677,821)
Expenses
Professional fees	110,042	151,023	1,247,370	363,969
Advisory fee - related party	149,304	213,010	877,825	361,890
General and administrative expenses	99,075	52,381	228,359	53,106
Interest on common stock repurchase liability	1,827,350	-	1,827,350	-
Total expenses	2,185,771	416,414	4,180,904	778,965
Net income/(loss)	2,645,911	(1,280,667)	20,265,597	(5,134,466)
Net income allocated to non-controlling interests	362,324	-	362,324	-
Preferred dividends	3,694	-	15,424	-
Net income/(loss) attributable to
ZAIS Financial Corp. common
stockholders and common stock
repurchase liability	2,279,893	(1,280,667)	19,887,849	(5,134,466)
Income allocated to common stock
repurchase liability	454,047	-	454,047	-
Net income/(loss) attributable to
ZAIS Financial Corp.
common stockholders	$1,825,846	$(1,280,667)	$19,433,802	$(5,134,466)
Net income/(loss) per share applicable to common
stockholders - basic and diluted	$.90	$(.42)	$7.13	$(1.70)
Weighted average number of shares of
common stock:
Basic	2,018,302	3,022,617	2,724,252	3,022,617
Diluted	2,215,057	3,022,617	2,773,845	3,022,617